EXHIBIT 99.A

JOINT FILING AGREEMENT

October 6, 2017

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: October 6, 2017

GERALD J. FORD

/s/ Gerald J. Ford
Gerald J. Ford

DIAMOND A FINANCIAL, LP

	By:	Diamond HTH Stock Company, LP
	Its:	General Partner

	By:	Diamond HTH Stock Company GP, LLC
	Its:	General Partner

	By:	Turtle Creek Revocable Trust
	Its:	Sole Member

	By:	/s/ Gerald J. Ford
	Title:	Trustee

DIAMOND HTH STOCK COMPANY, LP

	By:	Diamond HTH Stock Company GP, LLC
	Its:	General Partner

	By:	Turtle Creek Revocable Trust
	Its:	Sole Member

	By:	/s/ Gerald J. Ford
	Title:	Trustee

DIAMOND HTH STOCK COMPANY GP, LLC

By:	Turtle Creek Revocable Trust
Its:	Sole Member

By:	/s/ Gerald J. Ford
Title:	Trustee

TURTLE CREEK REVOCABLE TRUST

By:	/s/ Gerald J. Ford
Title:	Trustee